Exhibit 10.1

The following tables set forth the effects of the restatement to certain line items within the Company's previously reported balance sheets:

	September 30, 2008

	As Previously
	Reported	Adjustments	As Restated

Cash	$5,446	$20,625	$26,071

Total Current Assets	$9,846	$20,625	$30,471

Total Assets	$14,183	$20,625	$34,808

Loan Payable	$-	$140,625	$140,625

Total Current Liabilities	$898	$140,625	$141,523

Treasury Stock	$-	$(40,000)	$(40,000)

Deficit Accumulated during the development stage	$(136,965)	$(80,000)	$(216,965)

Total Stockholder's Equity	$13,285	$(120,000)	$(106,715)

Total Liabilities and Stockholder's Equity	$14,183	$20,625	$34,808

	September 30, 2008

	As Previously
	Reported	Adjustments	As Restated

Professional Fees	$103,697	$80,000	$183,697

Loss from Operations before Income Taxes	$(124,665)	$(80,000)	$(204,665)

Provision for Income Taxes	$-	$-	$-

Net Loss	$(124,665)	$(80,000)	$(204,665)

Net Loss Per Share - Basic and Diluted	$(0.02)	-	$(0.03)

Weighted Average Number of Shares Outstanding	6,433,210	-	6,375,921
during the year - Basic and Diluted

	December 31, 2008

	As Previously
	Reported	Adjustments	As Restated

Cash	$815	$104,425	$105,240

Total Current Assets	$2,715	$104,425	$107,140

Total Assets	$6,805	$104,425	$111,230

Loan Payable	$-	$242,125	$242,125

Total Current Liabilities	$3,617	$242,125	$245,742

Treasury Stock	$-	$(40,000)	$(40,000)

Deficit Accumulated during the development stage	$(148,362)	$(97,700)	$(246,062)

Total Stockholder's Equity	$3,188	$(137,700)	$(134,512)

Total Liabilities and Stockholder's Equity	$6,805	$104,425	$111,230

	December 31, 2008

	As Previously
	Reported	Adjustments	As Restated

Professional Fees	$5,912	$17,700	$23,612

Loss from Operations before Income Taxes	$(11,397)	$(17,700)	$(29,097)

Provision for Income Taxes	$-	$-	$-

Net Loss	$(11,397)	$(17,700)	$(29,097)

Net Loss Per Share - Basic and Diluted	$(0.00)	-	$(0.01)

Weighted Average Number of Shares Outstanding	6,437,500	-	5,362,231
during the year - Basic and Diluted

	March 31, 2009

	As Previously
	Reported	Adjustments	As Restated

Cash	$5,423	$1,850	$7,273

Total Current Assets	$5,423	$1,850	$7,273

Total Assets	$9,270	$1,850	$11,120

Loan Payable	$-	$230,750	$230,750

Total Current Liabilities	$3,630	$230,750	$234,380

Treasury Stock	$-	$(70,000)	$(70,000)

Deficit Accumulated during the development stage	$(157,210)	$(158,900)	$(316,110)

Total Stockholder's Equity	$5,640	$(228,900)	$(223,260)

Total Liabilities and Stockholder's Equity	$9,270	$1,850	$11,120

	For the Three Months ended			For the Six Months ended
	March 31, 2009			March 31, 2009

	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated

Professional Fees	$4,472	$61,200	$65,672	$10,384	$78,900	$89,284

Loss from Operations before Income Taxes	$(8,848)	$(61,200)	$(70,048)	$(20,245)	$(78,900)	$(99,145)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-

Net Loss	$(8,848)	$(61,200)	$(70,048)	$(20,245)	$(78,900)	$(99,145)

Net Loss Per Share - Basic and Diluted	$(0.00)	-	$(0.01)	$(0.00)	-	$(0.02)

Weighted Average Number of Shares Outstanding	6,456,111	-	4,965,669	6,446,703	-	5,166,129
during the year - Basic and Diluted